UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              _____________________

                                      FORM
                                       8-K
                              _____________________

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF  1934

                        DATE OF REPORT: FEBRUARY 1, 2000




                        COMMISSION FILE NUMBER: 000-10056


                      ADAIR INTERNATIONAL OIL AND GAS, INC.

                              (A TEXAS CORPORATION)

                  I.R.S. EMPLOYER IDENTIFICATION NO. 74-2142545

                            3000 RICHMOND, SUITE 100
                              HOUSTON, TEXAS  77098
                            TELEPHONE: (713) 621-8241
                              _____________________


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ITEM  2.  ON  FEBRUARY  1,  2000,  ADAIR  INTERNATIONAL  OIL  AND GAS, INC. (THE
COMPANY) ACQUIRED 100% OF THE OUTSTANDING COMMON STOCK OF PARTNERS IN EXPLORATION, INC. (PIE) THE TERMS AND CONDITIONS OF THE STOCK EXCHANGE WERE DETERMINED BY THE PARTIES THROUGH ARMS LENGTH NEGOTIATIONS. THE FINANCIAL RESULTS OF PIE WILL BE CONSOLIDATED INTO THE COMPANY'S FINANCIAL STATEMENTS.

     PIE IS A TEXAS EXPLORATION COMPANY LOCATED IN DALLAS, TEXAS. IT HAS THE PROFESSIONAL STAFF AND EQUIPMENT TO EVALUATE COMPLEX GEOLOGY TO INCLUDE STATE OF THE ART 3-D SEISMIC INFORMATION. PIE HAS DONE EXTENSIVE WORK IN THE YEMEN AREA WHERE THE COMPANY CURRENTLY HAS A MEMORANDUM OF UNDERSTANDING IN FORCE WITH REGARD TO FUTURE EXPLORATION. PURSUANT TO THIS ACQUISITION, THE COMPANY CONVEYED 4,200,000 SHARES OF RESTRICTED COMMON STOCK FOR ALL OF THE OUTSTANDING SHARES OF PIE WHICH TOTALLED 4,200,000 SHARES. THE ASSETS OF PIE INCLUDE EXTENSIVE 2D SEISMIC, WELL REPORTS, AND A REGIONAL DATABASE ENCOMPASSING THE
COMPANY'S YEMEN CONCESSION; 2D SEISMIC, GRAVITY DATA, TECHNICAL REPORTS, AND REGIONAL GEOLOGIC DATA IN ERITREA; AND 3D SEISMIC ON OTHER GEOLOGICAL DATA ENCOMPASSING PART OF WEST TEXAS. PIE HAS THE SOFTWARE, COMPUTERS, AND 3-D WORK STATIONS TO INTERPRET AND EVALUATE EXISTING DATA. IT IS THE INTENTION OF PIE AND THE COMPANY TO UTILIZE THESE ASSETS TO INTERPRET AND EVALUATE FUTURE ACQUISITIONS. PIE ALSO HAS AN EQUAL INTEREST WITH THE COMPANY IN A SIGNED MEMORANDUM OF UNDERSTANDING WITH REGARD TO THE EXPLORATION OF BLOCK 20 IN THE REPUBLIC OF YEMEN.

     ON JULY 28, 1999, THE COMPANY SIGNED A JOINT VENTURE AGREEMENT WITH PARTNERS IN EXPLORATION, LLC (LLC), AND OIL AND GAS EXPLORATION GEOPHYSICAL FIRM, FOR THE PURPOSE OF ACQUIRING LEASES AND EXPLORING FOR OIL AND GAS IN YEMEN. IN OCTOBER, 1999, THE PRINCIPALS DISSOLVED THE LLC. RICHARD BOYCE, ONE OF THE PARTNERS IN THE LLC AND THE PRINCIPAL STOCKHOLDER OF PIE TRANSFERRED THE ABOVE DESCRIBED ASSETS FROM THE LLC TO PIE.

     COINCIDENT WITH THE ACQUISTION OF PIE, THE NAME OF PARTNERS IN EXPLORATION, INC. WILL BE CHANGED TO ADAIR EXPLORATION, INC.

ITEM  7.     FINANCIAL  STATEMENTS,  PROFORMA  INFORMATION  AND  EXHIBITS.

          (A) AND (B) FINANCIAL STATEMENTS AND INFORMATION AS OF THE DATE OF THE FILING OF THIS CURRENT REPORT ON FORM 8-K, THE FINANCIAL STATEMENTS AND PROFORMA FINANCIAL INFORMATION REQUIRED BY ITEMS 7(A) AND 7(B) ARE NOT AVAILABLE. SUCH FINANCIAL REPORTS WILL BE FILED NO LATER THAN APRIL 17, 2000.

          (B) EXHIBITS.

               2.1 FINAL AGREEMENT REORGANIZATION OF PARTNERS IN EXPLORATION, INC. TO BECOME ADAIR EXPLORATION, INC.


SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

ADAIR  INTERNATIONAL  OIL  AND  GAS,  INC.

BY  /S/  JOHN  W.  ADAIR                      DATE:  FEBRUARY  13,  2000
    ------------------------------------
    JOHN  W.  ADAIR,  CHAIRMAN  AND  DIRECTOR


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